EXHIBIT 24

Limited Power of Attorney
Registration Statement on Form S-8

KNOW ALL MEN BY THESE PRESENTS, that the undersigned directors/officers of First Defiance Financial Corp., an Ohio corporation, which is about to file with the Securities and Exchange Commission, Washington, D.C., under the provisions of the Securities Act of 1933, as amended, a Registration Statement on Form S-8 for the registration of certain of its common shares for offering and sale pursuant to the First Defiance Financial Corp. Employee Investment Plan, hereby constitutes and appoints Donald P. Hileman and Kevin T. Thompson, and each of them, as his or her true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign such Registration Statement and any and all amendments and documents related thereto, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and grants unto each of said attorneys-in-fact and agents, and substitute or substitutes, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, and hereby ratifies and confirms all things that each of said attorneys-in-fact and agents, or either of them or his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

IN WITNESS WHEREOF, the undersigned have hereunto set their hand this 30th day of June, 2014.

/s/ William J. Small	/s/ Donald P. Hileman
William J. Small	Donald P. Hileman
Chairman of the Board	Director, President and Chief Executive Officer

/s/ James L. Rohrs	/s/ Stephen L. Boomer
James L. Rohrs	Stephen L. Boomer
Director and Executive Vice President	Director, Vice Chairman

/s/ John L. Bookmyer
John L. Bookmyer	Douglas A. Burgei
Director	Director

/s/ Peter A. Diehl	/s/ Jean A. Hubbard
Peter A. Diehl	Jean A. Hubbard
Director	Director

/s/ Samuel S. Strausbaugh	/s/ Barbara A. Mitzel
Samuel S. Strausbaugh	Barbara A. Mitzel
Director	Director